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                                                                  Exhibit 3.11


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        GILLETTE MACHINE & TOOL CO., INC.

                                      UNDER

                   SECTION 807 OF THE BUSINESS CORPORATION LAW

         The undersigned, being the President and the Secretary of Gillette Machine & Tool Co., Inc. (the "Corporation"), pursuant to Section 807 of the Business Corporation Law of the State of New York, do hereby restate, certify and set forth:

         (1) The name of the corporation is Gillette Machine & Tool Co., Inc.

         (2) The certificate of incorporation of the Corporation was filed by the Department of State on February 3, 1955, as amended by certificates of amendment filed on each of January 22, 1982, August 22, 1988 and April 2, 1990 (as amended, the "Certificate of Incorporation").

         (3) The Certificate of Incorporation is hereby further amended to effect the following amendments authorized by the Business Corporation Law:

                  (a) Paragraph SECOND of the Certificate of Incorporation, which sets forth the purposes of the Corporation, is deleted in its entirety and replaced with the following:

                           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York as from time to time amended. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  (b) Paragraph THIRD of the Certificate of Incorporation, which sets forth the amount of capital of the Corporation, is deleted in its entirety.

                  (c)(i) Paragraph FOURTH of the Certificate of Incorporation, which sets forth the aggregate number of shares which the Corporation shall have authority to issue, is deleted in its entirety and replaced with the following:

                           (1) The aggregate number of shares which the Corporation shall have authority to issue is 1000 shares of common stock, par value $.01 per share ("Common Stock"). Upon filing of the Restated Certificate of Incorporation by the Department of State of the State of New York, each share of Class A Voting Common


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                           Stock, par value $2.00 per share, of the Corporation
                           then issued and outstanding and each share of Class B Non-Voting Common Stock, par value $2.00 per share, of the Corporation then issued and outstanding, will be changed into 1/37.5 shares of Common Stock, par value $.01 per share, of the Corporation.

                           (2) The holders of Common Stock will vote as one class on all actions for which shareholder approval is required by law, this Certificate of Incorporation or the By-laws of the Corporation, and each share of Common Stock will have one vote.

                  (ii)(A) The capital structure of the Corporation prior to the filing of the Restated Certificate of Incorporation by the Department of State is as follows: (1) 5,000 authorized shares, par value $2.00 per share, of Class A Voting Common Stock, of which 375 shares are issued and outstanding and 4,625 shares are unissued, and (2) 45,000 authorized shares, par value $2.00 per share, of Class B Non-Voting Common Stock, of which 3,375 shares are issued and outstanding and 41,625 shares are unissued.

                  (B) The terms of the changes to be effected by the Restated Certificate of Incorporation are as follows: (1) the elimination of the division between Class A Voting Common Stock and Class B Non-Voting Common Stock, which shall result in 50,000 authorized shares of Common Stock; (2) the execution of a reverse share-split whereby each share of Common Stock then issued and outstanding shall be changed into 1/37.5 shares of Common Stock, which shall result in an aggregate of 100 shares of Common Stock then issued and outstanding; (3) the reduction of the aggregate number of authorized shares of Common Stock from 50,000 shares to 1,000 shares; and (4) the reduction of the par value per share of Common Stock from $2.00 par value per share to $.01 par value per share.

                  (C) Upon the filing of the Restated Certificate of Incorporation by the Department of State, the Corporation shall have an aggregate of 1,000 authorized shares, par value $.01 per share, of Common Stock of the Corporation, of which 100 shares are issued and outstanding and 900 shares are unissued.

                  (d) Paragraph SIXTH of the Certificate of Incorporation, which sets forth a designation of the Secretary of State of the State of New York as agent of the Corporation upon whom process against it may be served and the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him or her as agent of the Corporation, is deleted in its entirety and replaced with the following:

                           The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against it may be served. The Secretary of State will mail notice of such process against the Corporation to CT Corporation System, 111 Eighth Avenue, New York, New York 10011.


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                  (e) Paragraph SEVENTH of the Certificate of Incorporation,
         which sets forth the duration of the Corporation, is deleted in its entirety.

                  (f) Paragraph EIGHTH of the Certificate of Incorporation, which sets forth the number of directors of the Corporation, is deleted in its entirety.

                  (g) Paragraph NINTH of the Certificate of Incorporation, which sets forth the names and addresses of the initial directors of the Corporation, is deleted in its entirety.

                  (h) Paragraph TENTH of the Certificate of Incorporation, which sets forth the names and addresses of the initial subscribers of the Corporation, is deleted in its entirety.

                  (i) Paragraph ELEVENTH of the Certificate of Incorporation, which sets forth the age and residency of the initial subscribers of the Corporation and the residency of the initial directors of the Corporation, is deleted in its entirety.

                  (j) Paragraph TWELFTH of the Certificate of Incorporation, which sets forth the quorum and voting requirements for meetings of Shareholders of the Corporation, is deleted in its entirety.

                  (k) Paragraph THIRTEENTH of the Certificate of Incorporation, which sets forth the quorum and voting requirements for meetings of the Board of Directors of the Corporation, is deleted in its entirety.

                  (l) The Certificate of Incorporation is supplemented to add the following as Paragraph SIXTH of the Certificate of Incorporation, which sets forth the authorization for indemnification by the
         Corporation:

                           The Corporation shall be authorized, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, to indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article and, pursuant to
                           Section 726 of such Article 7, the Corporation shall be authorized to purchase and maintain insurance to so indemnify such persons. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any officer or director may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he or she served at the request of the Corporation.

                  (m) The Certificate of Incorporation is supplemented to add the following as Paragraph SEVENTH of the Certificate of Incorporation, which eliminates the personal liability of the Directors of the
         Corporation:


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                           The personal liability of the Directors of the
                           Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

                  (n) The Certificate of Incorporation is supplemented to add the following as Paragraph EIGHTH of the Certificate of Incorporation, which sets forth the procedures for amending the By-laws of the
         Corporation:

                           In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the Business Corporation Law of the State of New York as from time to time amended, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation, without any action on the part of the shareholders of the Corporation, but the shareholders may make additional Bylaws and may alter, amend or repeal any By-law whether adopted by them or otherwise. The Corporation may in its By-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authority expressly conferred upon the Board of Directors by applicable law.

         (4) The text of the Certificate of Incorporation is hereby restated as amended to read as herein set forth in full:

         FIRST: The name of the corporation is Gillette Machine & Tool Co., Inc. (the "Corporation").

         SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York as from time to time amended. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         THIRD: (1) The aggregate number of shares which the Corporation shall have authority to issue is 1000 shares of common stock, par value $.01 per share ("Common Stock").

                (2) The holders of Common Stock will vote as one class on all actions for which shareholder approval is required by law, this Certificate of Incorporation or the Bylaws of the Corporation, and each share of Common Stock will have one vote.

         FOURTH: The office of the Corporation is located in the County of Monroe, State of New York.

         FIFTH: The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against it may be served. The Secretary of State will mail notice of such process against the Corporation to CT Corporation System, 111 Eighth Avenue, New York, New York 10011.


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         SIXTH: The Corporation shall be authorized, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, to indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article and, pursuant to Section 726 of such Article 7, the Corporation shall be authorized to purchase and maintain insurance to so indemnify such persons. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any officer or director may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he or she served at the request of the Corporation.

         SEVENTH: The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

         EIGHTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the Business Corporation Law of the State of New York as from time to time amended, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation, without any action on the part of the shareholders of the Corporation, but the shareholders may make additional Bylaws and may alter, amend or repeal any By-law whether adopted by them or otherwise. The Corporation may in its By-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authority expressly conferred upon the Board of Directors by applicable law.

         (5) This amendment to and restatement of the Certificate of Incorporation was authorized, pursuant to Sections 803(a), 708(b) and 615(a) of the Business Corporation Law, by unanimous written consent of the Board of Directors setting forth the action so taken signed by all the Directors, followed by unanimous written consent setting forth the action so taken signed by the holders of all outstanding shares entitled to vote thereon.


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         IN WITNESS WHEREOF, the undersigned have executed, and subscribed this certificate and do affirm the foregoing as true under penalty of perjury this 29TH day of October, 1999.

                                                /s/  Darren J. Gillette
                                       -------------------------------------
                                       Darren J. Gillette
                                       President

                                                /s/  Ronald M. Miller
                                       -------------------------------------
                                       Ronald M. Miller
                                       Vice President, Treasurer and Secretary


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